                                                                    EXHIBIT 4.15

                                                                       EXECUTION

                           AMERICAN RESTAURANT GROUP

                       LIMITED WAIVER AND NINTH AMENDMENT
                    TO AMENDED AND RESTATED CREDIT AGREEMENT

         THIS LIMITED WAIVER AND NINTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "AMENDMENT") is dated as of February 27, 1997, and entered into by and among AMERICAN RESTAURANT GROUP, INC., a Delaware corporation ("COMPANY"), the Subsidiaries of Company listed on the signature pages hereof (the "WORKING CAPITAL BORROWERS"), the financial institutions listed on the signature pages hereof ("LENDERS") and BANKERS TRUST COMPANY, as agent for Lenders ("AGENT"), and, for purposes of Section 4 hereof, Local Favorite, Inc., a California corporation, and is made with reference to that certain Amended and Restated Credit Agreement, dated as of December 13, 1993, as amended by that certain Limited Waiver and First Amendment to Amended and Restated Credit Agreement dated as of March 23, 1994, that certain Second Amendment to Amended and Restated Credit Agreement dated as of May 10, 1994, that certain Limited Waiver and Third Amendment to Amended and Restated Credit Agreement dated as of March 17, 1995, that certain Limited Waiver and Fourth Amendment to Amended and Restated Credit Agreement dated as of November 1, 1995, that certain Limited Waiver and Fifth Amendment to Amended and Restated Credit Agreement dated as of February 27, 1996, that certain Limited Waiver and Sixth Amendment to Amended and Restated Credit Agreement dated as of August 26, 1996, that certain Limited Waiver and Seventh Amendment to Amended and Restated Credit Agreement dated as of September 10, 1996 and that certain Eighth Amendment to Amended and Restated Credit Agreement dated as of February 25, 1997 (the "CREDIT AGREEMENT"), by and among Company, the Working Capital Borrowers, Lenders and Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

                                    RECITALS

         WHEREAS, Borrowers have requested Lenders to extend the maturity date of the Facility Letter of Credit Commitments from April 15, 1997 to July 31, 1997, and Lenders have agreed to make such extensions subject to the terms and conditions set forth herein;

         WHEREAS, Company is entering into supplemental indentures amending certain terms of the Exchange Note Indenture and the New Senior Note Indenture concurrently with entering into this Amendment, which amendments require the consent of Agent and Requisite Lenders;

         WHEREAS, Borrowers have further requested Lenders to amend certain covenants in the Credit Agreement and Lenders have agreed to such amendments; and

         WHEREAS, Borrowers have further requested Lenders to waive compliance with certain covenants in the Credit Agreement and Lenders have agreed to such waivers;

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

                                   SECTION 1.
                                 LIMITED WAIVER

         1.1 WAIVER. Subject to the terms and conditions set forth herein and in reliance on the representations and warranties of each Loan Party herein contained, Lenders hereby waive compliance by the Company and its Subsidiaries with the provisions of (a) subsection 6.6A of the Credit Agreement to the extent and only to the extent Consolidated EBITDA for the four consecutive Fiscal Quarters ended December 30, 1996 was a minimum of $28,000,000 rather than the minimum of $33,000,000 required by subsection 6.6A and (b) subsection
5.20 of the Credit Agreement to the extent and only to the extent the Net Cash Proceeds received by the Company from Asset Sales in addition to the Asset Sale contemplated by subsection 5.19 were an aggregate of $15,000,000 as of December 31, 1996 rather than $25,000,000 as required by subsection 5.20.

         1.2 LIMITATION OF WAIVER. Without limiting the generality of the provisions of subsection 9.7 of the Credit Agreement, the waiver set forth above shall be limited precisely as written and relates solely to the noncompliance by Company and its Subsidiaries with the provisions of subsections 6.6A and 5.20 of the Credit Agreement in the manner and to the extent described above, and nothing in this Section 1 shall be deemed to:

                 (a) constitute a waiver of compliance by Company or any of its Subsidiaries with respect to subsections (i) 6.6A and 5.20 of the Credit Agreement in any other instance or (ii) any other term, provision or condition of the Credit Agreement or any other instrument or agreement referred to therein; or

                 (b) prejudice any right or remedy that Agent or any Lender may now have (except to the extent such right or remedy was based on existing defaults that will not exist after giving effect to the waiver provided in this Section 1) or may have in the future under or in connection with the Credit Agreement or any other instrument or agreement referred to therein.

                 Except as expressly set forth herein, the terms, provisions and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and in all other respects are hereby ratified and confirmed.

                                   SECTION 2.
                       AMENDMENTS TO THE CREDIT AGREEMENT

2.1      AMENDMENTS TO SECTION 1.1:  DEFINITIONS.

         Subsection 1.1 of the Credit Agreement is hereby amended by adding the following definitions, which shall be inserted in proper alphabetical order:

                          " `NINTH AMENDMENT' means the Limited Waiver and
Ninth Amendment to this Agreement, dated as of February 27, 1997.

                          `NINTH AMENDMENT EFFECTIVE DATE' means the date, on
                 or before February 27, 1997, upon which all of the conditions set forth in Section 6 of the Ninth Amendment shall have been satisfied or waived. "

2.2      AMENDMENT TO SUBSECTION 2.4: FEES.

         Subsection 2.4 of the Credit Agreement is hereby amended to read in its entirety as follows:

                 "Borrowers jointly and severally agree to pay to Agent for distribution to each Facility L/C Lender in proportion to that Facility L/C Lender's Pro Rata Share of the Facility Letter of Credit Commitments, an amendment fee for the period from and including April 1, 1997 to and excluding July 31, 1997 equal to the amount of the Facility Letter of Credit Commitments as of the Ninth Amendment Effective Date multiplied by one percent per annum (calculated on the basis of a 360-day year), such amendment fee to be due and payable on the Eighth Amendment Effective Date."

2.3      AMENDMENT TO SUBSECTION 2.10: FACILITY LETTERS OF CREDIT.

         Subsection 2.10A of the Credit Agreement is hereby amended by deleting all references to "April 15, 1997" contained therein and substituting "July 31, 1997" therefor.

2.4      AMENDMENT TO SUBSECTION 2.11:  LETTERS OF CREDIT GENERALLY.

         Subsection 2.11A(2) of the Credit Agreement is hereby amended to read in its entirety as follows:

                          "(2) a commission equal to 3.5% per annum of the
                 maximum amount available from time to time to be drawn under such Letter of Credit, payable in arrears on and to (but not including) each February 28, May 31, August 31 and November 30 of each year, commencing on August 31, 1996 to but not including the date of termination of the Facility Letter of Credit Commitments;"





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
2.5      AMENDMENT TO SUBSECTION 6.1:  INDEBTEDNESS.

         Subsection 6.1 of the Credit Agreement is amended by deleting the reference to "March 31, 1997" in clause (ix) thereof and substituting "July 31, 1997" therefor.

2.6      AMENDMENT TO SUBSECTION 5.1:  FINANCIAL STATEMENTS AND OTHER REPORTS.

         Subsection 5.1 of the Credit Agreement is hereby amended by deleting the "and" at the end of paragraph (xv) thereof; deleting the period at the end of paragraph (xvi) thereof and substituting "; and" therefor; and adding the following two paragraphs at the end thereof:

               " (xvii)   Company shall deliver to Agent no later than June 30,
         1997, an Officers' Certificate setting forth in reasonable detail the calculation of Consolidated EBITDA for the twelve consecutive calendar month period ended May 31, 1997; and

                 (xviii) upon request of Agent or any Lender, Company shall deliver to Agent or such Lender a report in reasonable detail regarding the status of Company's efforts to sell all or substantially all of the assets constituting its Black Angus division (or the Capital Stock of its Subsidiaries holding such assets)."

2.7      AMENDMENTS TO SUBSECTION 6.6: FINANCIAL COVENANTS.

         Subsection 6.6 of the Credit Agreement is hereby amended as follows:

                 Subsection 6.6A is hereby amended to read in its entirety as follows:

                          "(i)     Company and its Subsidiaries shall not
                 permit Consolidated EBITDA as of May 31, 1997 for the consecutive twelve calendar month period ending as of such date to be less than $34,000,000.

                          (ii) Company and its Subsidiaries shall not permit Consolidated EBITDA as of June 30, 1997 (a) for the four consecutive Fiscal Quarter period ended as of such date to be less than $35,000,000 or (b) for the two consecutive Fiscal Quarter period ended as of such date to be less than $13,000,000."

                                   SECTION 3.
                         REPRESENTATIONS AND WARRANTIES

         In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, each Loan Party represents and warrants to each Lender that the following statements are true, correct and complete:





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
3.1      CORPORATE POWER AND AUTHORITY.

         Each Loan Party has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the "AMENDED AGREEMENT").

3.2      AUTHORIZATION OF AGREEMENTS.

         The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of each Loan Party.

3.3      NO CONFLICT.

         The execution and delivery by each Loan Party of this Amendment and the performance by each Loan Party of the Amended Agreement do not and will not
(a) violate any provision of any law or any governmental rule or regulation applicable to any Loan Party, the Certificate or Articles of Incorporation or Bylaws of any Loan Party or any order, judgment or decree of any court or other agency of government binding on any Loan Party, (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any Loan Party, except for conflicts, breaches or defaults which would not singly or in the aggregate have a Material Adverse Effect, (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Loan Party (other than any Liens in favor of Collateral Agent for the benefit of Lenders and the Senior Note Holders), or (d) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of any Loan Party, except for such approvals or consents which have been obtained on or before the Ninth Amendment Effective Date (as hereinafter defined in Section 6) or the absence of which would not singly or in the aggregate have a Material Adverse Effect.

3.4      GOVERNMENTAL CONSENTS.

         The execution, delivery and performance by each Loan Party of this Amendment and the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or action to, with or by, any Federal, state or other governmental authority or regulatory body, other than registrations, consents, approvals, notices and actions that have been taken or obtained prior to the Ninth Amendment Effective Date or the absence of which would not have a Material Adverse Effect.

3.5      BINDING OBLIGATION.

         This Amendment and the Amended Agreement have been duly executed and delivered by each Loan Party which is a party thereto and are the legally valid and binding obligations of each such Loan Party, enforceable against each such Loan Party in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

3.6      INCORPORATION OF REPRESENTATIONS AND WARRANTIES.

         The representations and warranties contained in Section 4 of the Credit Agreement and in each of the Collateral Documents are and will be true, correct and complete in all material respects on and as of the Ninth Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

3.7      ABSENCE OF DEFAULT.

         As of the Ninth Amendment Effective Date, after giving effect to this Amendment, no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

                                   SECTION 4.
                          ACKNOWLEDGEMENT AND CONSENT

         Company is a party to the Company Guaranty pursuant to which Company has guarantied certain Obligations under the Credit Agreement. Each Subsidiary of Company is a party to the Subsidiary Guaranty Agreement pursuant to which each such Subsidiary has guarantied certain Obligations under the Credit Agreement. Each of the Loan Parties is a party to certain Collateral Documents pursuant to which the Loan Parties have granted Liens on certain Collateral to the Collateral Agent, for the benefit of Lenders and the Senior Note Holders. The Company Guaranty, the Subsidiary Guaranty Agreement and the Collateral Documents are collectively referred to herein as the "CREDIT SUPPORT DOCUMENTS".

         Each Loan Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment. Each Loan Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, to the fullest extent possible the payment and performance of all "GUARANTIED OBLIGATIONS" and "SECURED OBLIGATIONS", as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including without limitation the payment and performance of all such "GUARANTIED OBLIGATIONS" or "SECURED
OBLIGATIONS", as the case may be, in respect of the Obligations now or hereafter existing under or in respect of the Amended Agreement.

         Each Loan Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Loan Party represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the Ninth Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

         Each Loan Party (other than Borrowers) acknowledges and agrees that
(a) notwithstanding the conditions to effectiveness set forth in this Amendment, such Loan Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (b) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Loan Party to any future amendments to the Credit Agreement.

                                   SECTION 5.
                       AGENT AND REQUISITE LENDER CONSENT

         Agent and Requisite Lenders hereby consent to the Company entering into the Fourth Supplemental Indenture to the Exchange Note Indenture and the Second Supplemental Indenture to the New Senior Note Indenture to the extent such Supplemental Indentures are in the forms attached hereto as Exhibit A and Exhibit B (the "1997 SUPPLEMENTAL INDENTURES").

                                   SECTION 6.
                          CONDITIONS TO EFFECTIVENESS

         This Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "NINTH AMENDMENT EFFECTIVE DATE"):

6.1      DOCUMENTS.

         On or before the Ninth Amendment Effective Date, Loan Parties shall deliver to Agent for Lenders (with sufficient originally executed copies, where appropriate, for each Lender) the following, each, unless otherwise noted, dated the Ninth Amendment Effective Date:

                 (a) Resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of this Amendment, certified as of the Ninth





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
         Amendment Effective Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment; and

                 (b) Originally executed copies of this Amendment, duly executed and delivered by each of the parties hereto.

6.2      OPINIONS.

         Lenders shall have received originally executed copies of one or more favorable written opinions of (a) Simpson Thacher & Bartlett, counsel for Loan Parties, and (b) the general counsel of Company, each in form and substance satisfactory to Agent and its counsel, dated as of the Ninth Amendment Effective Date, and setting forth substantially the matters and the opinions designated in Exhibit C and Exhibit D, respectively, hereto and as to such other matters as Agent may reasonably request.

6.3      1997 SUPPLEMENTAL INDENTURES.

         Lenders shall have received (a) executed copies of each of the 1997 Supplemental Indentures which shall be in the forms of Exhibits A and B, (b) all necessary consents to the 1997 Supplemental Indentures shall have been obtained, (c) the 1997 Supplemental Indentures shall be in full force and effect as of the Ninth Amendment Effective Date and (d) Lenders shall have received an Officer's Certificate of Company certifying as to the matters set forth in clauses (a), (b) and (c).

6.4      FEES AND EXPENSES.

         Lenders shall have received all accrued and unpaid fees payable under subsection 2.4 as of the Ninth Amendment Effective Date and all fees and expenses incurred and payable pursuant to subsection 9.3 of the Credit Agreement as of the Ninth Amendment Effective Date (including fees and expenses of counsel to Agent).

                                   SECTION 7.
                                 MISCELLANEOUS

7.1  REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE OTHER LOAN
DOCUMENTS.

                 (a) On and after the Ninth Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.





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
                 (b) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

                 (c) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agent, the Collateral Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

7.2      FEES AND EXPENSES.

         Company acknowledges that all reasonable costs, fees and expenses as described in subsection 9.3 of the Credit Agreement incurred by Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Company.

7.3      HEADINGS.

         Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

7.4      APPLICABLE LAW.

         THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5.1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

7.5      COUNTERPARTS.

         This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                 [Remainder of page intentionally left blank.]





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
         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                                  AMERICAN RESTAURANT GROUP, INC.,
                                  a Delaware corporation
                                  ARG ENTERPRISES, INC.,
                                  a California corporation
                                  SPECTRUM FOODS, INC.,
                                  a California corporation
                                  SPOONS RESTAURANTS, INC.,
                                  a Texas corporation
                                  ARG PROPERTY MANAGEMENT
                                    CORPORATION,
                                  a California corporation
                                  GRANDY'S, INC.,
                                  a California corporation


                                  By:      /s/  WILLIAM J. McCAFFREY, JR.
                                           ----------------------------------
                                           William J. McCaffrey, Jr.
                                           Vice President and
                                           Chief Financial Officer
                                           of each of the foregoing



                                  FOR PURPOSES OF SECTION 4 ONLY:

                                  LOCAL FAVORITE, INC.,
                                  a California corporation


                                  By:      /s/  WILLIAM J. McCAFFREY, JR.
                                           ----------------------------------
                                           William J. McCaffrey, Jr.
                                           Vice President and
                                           Chief Financial Officer

                                  BANKERS TRUST COMPANY,
                                  individually, as Agent and a Lender


                                  By:      /s/  MARY JO JOLLY
                                           ----------------------------------
                                           Name:  Mary Jo Jolly
                                           Title: Assistant Vice President



                                  BANQUE NATIONALE DE PARIS,
                                  as a Lender


                                  By:      /s/  C. BETTLES
                                           ----------------------------------
                                           Name:  C. Bettles
                                           Title: Sr. V.P. & Manager


                                  By:      /s/  ROBERT NICKEL
                                           ----------------------------------
                                           Name:  R. Nickel
                                           Title: A.V.P.



                                  BANQUE PARIBAS,
                                  as a Lender


                                  By:      /s/  EDWARD V. CANALE
                                           ----------------------------------
                                           Name:  Edward V. Canale
                                           Title: Senior Vice President


                                  By:      /s/  ALBERT A. YOUNG, JR.
                                           ----------------------------------
                                           Name:  Albert A. Young, Jr.
                                           Title: Vice President

                                  SWISS BANK CORPORATION
                                  CAYMAN ISLANDS BRANCH,
                                  as a Lender


                                  By:      /s/  LESLIE A. PAINE
                                           ----------------------------------
                                           Name:  Leslie A. Paine
                                           Title: Attorney-In-Fact


                                  By:      /s/  JIM CULLINANE
                                           ----------------------------------
                                           Name:  Jim Cullinane
                                           Title: Attorney-In-Fact



                                  DRESDNER BANK AG,
                                  as a Lender


                                  By:      /s/  THOMAS J. NADRAMIA
                                           ----------------------------------
                                           Name:  Thomas J. Nadramia
                                           Title: Vice President


                                  By:      /s/  CHRISTOPHER E. SARISKY
                                           ----------------------------------
                                           Name:  Christopher E. Sarisky
                                           Title: Assistant Treasurer

                                   EXHIBIT A


                    FORM OF FOURTH SUPPLEMENTAL INDENTURE TO
                            EXCHANGE NOTE INDENTURE

                                   EXHIBIT B


                    FORM OF SECOND SUPPLEMENTAL INDENTURE TO
                           NEW SENIOR NOTE INDENTURE

                                   EXHIBIT C


              Opinions to be Given by Simpson Thatcher & Bartlett

         All terms used herein without definition shall have the meanings given such terms in the Credit Agreement, as amended.

         1. The Company is validly existing and in good standing as a corporation under the laws of the jurisdiction of its incorporation.

         2. The Company has the corporate power and authority to execute and deliver the Limited Waiver and Ninth Amendment to Amended and Restated Credit Agreement (the "AMENDMENT"), the Fourth Supplemental Indenture to the Exchange Note Indenture and the Second Supplemental Indenture to the New Senior
Note Indenture (all of the foregoing collectively referred to as the "AMENDMENTS") and to perform its obligations thereunder. The Company has taken all necessary corporate action to authorize the execution, delivery and performance by it of the Amendments. The Company has duly executed and delivered the Amendments. Each of the Amendments constitutes the valid and legally binding obligation of each Loan Party, party thereto, enforceable against such Loan Party in accordance with its terms.

         3. Neither the execution nor the delivery by any Loan Party of the Amendments nor the performance of its obligations thereunder, nor the consummation of the transactions contemplated thereby, will (a) contravene any applicable provision of any law, statute, rule or regulation (including, without limitation, regulations G, T, U and X of the Board of Governors of the Federal Reserve System of the United States of America or the State of New York, or of any governmental or regulatory body thereof, or any applicable provision of the General Corporation Law of the State of Delaware or, to the best of our knowledge, any order, writ, injunction or decree of any United States Federal or New York State court binding on such Loan Party or any of its assets; (b) result in any breach, or constitute a default under, any of the terms, covenants, conditions or provisions of the Senior Debt Documents, the Subordinated Loan Documents or any other agreement, contract or instrument certified by the Company to us as being material to which the Company is a party or by which any of its property or assets are bound (collectively, the "SPECIFIED AGREEMENTS"); (c) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Loan Party pursuant to the terms of any Specified Agreement other than those in favor of the Collateral Agent; or (d) violate any provision of the Certificate of Incorporation or Bylaws of the Company.

         4. No order, consent, approval, license, authorization or validation, or filing, recording, declaration or registration with, or authorization or exemption by, any governmental or regulatory authority pursuant to any law or regulation of the United States of America or the State of New York or pursuant to the General Corporation Law of the State of Delaware is required to be obtained or made by any Loan Party in connection with (a) the execution and delivery by each Loan Party of the Amendments to which it is party or (b) the performance by each Loan Party of the obligations to be performed by it on or prior to the Ninth Amendment Effective Date pursuant to the Amendments to which it is a party.

         5. To our knowledge, there does not exist any judgment, order, injunction or other restraint of any United States Federal or New York State court issued or filed binding on any Loan Party or any hearing seeking injunctive relief with respect to any Loan Party or any other restraint pending, noticed or threatened with respect to any Loan Party (a) with respect to the making or maintenance of the Loans by the Lenders or the performance by the Loan Parties of their obligations under the Amendments or Loan Documents or
(b) that could reasonably be expected to have a Material Adverse Effect.

                                   EXHIBIT D


             Opinions to be Given by the General Counsel to Company

         All capitalized terms used herein without definition shall have the meanings given such terms in the Credit Agreement, as amended.

         1. Each of the Loan Parties has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the state of its incorporation. Each Loan Party has the corporate power and authority to own and operate its properties and assets and to transact the business in which it is engaged and currently proposes to engage. Each Loan Party is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties or assets owned or leased by such Loan Party or the nature of the business conducted by such Loan Party makes such qualification necessary, except for such jurisdictions where, in the aggregate, the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.

         2. Each Loan Party has the corporate power and authority to execute and deliver the Limited Waiver and Ninth Amendment to Amended and Restated Credit Agreement (the "AMENDMENT") and to perform its obligations thereunder. Each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance by it of the Amendment. Each Loan Party has duly executed and delivered the Amendment.

         3. Neither the execution nor the delivery by any Loan Party of the Amendment or by the Company of the 1997 Supplemental Indentures (as defined in the Amendment) nor the consummation of the transactions contemplated thereby, will (a) contravene any applicable provision of any law, statute, rule or regulation of the state of California, or any governmental or regulatory body thereof, or, to the best of my knowledge, any order, writ, injunction or decree of any California State court binding on such Loan Party or any of its assets; (b) conflict with, or result in any breach of, or constitute a default under, any of the terms, covenants, conditions or provisions of the Senior Debt Documents, the Subordinated Loan Documents or, to my knowledge, any other indenture, mortgage, deed of trust, loan agreement, or any other material agreement, contract or instrument to which any Loan Party is a party or by which any of its property or assets are bound (collectively, the "SPECIFIED AGREEMENTS"); (c) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the properties or assets of any Loan Party pursuant to the terms of any Specified Agreement other than those in favor of the Collateral Agent; or (d) violate any provision of the Certificate or Articles of Incorporation or Bylaws of any Loan Party.





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
         4. No order, consent, approval or license or validation of, authorization or exemption by, or registration, declaration, recording or filing with, any governmental or regulatory authority pursuant to any law or regulation of the State of California is required to be obtained or made by any Loan Party in connection with (a) the execution and delivery by each Loan Party of the Amendment or the execution and delivery by the Company of the 1997 Supplemental Indentures or (b) the performance by each Loan Party of the obligations to be performed by it on or prior to the Ninth Amendment Effective Date pursuant to the Amendment and the 1997 Supplemental Indentures.

         5. To the best of my knowledge, there does not exist any judgment, order, injunction or other restraint of any California State court issued or filed binding on any Loan Party or any hearing seeking injunctive relief with respect to any Loan Party or other restraint pending, noticed or threatened with respect to any Loan Party (a) with respect to the making or maintenance of any of the Loans by the Lenders or the performance by the Loan Parties of their obligations under the Amendment or other Loan Documents or the 1997 Supplemental Indentures or (b) that could reasonably be expected to have a Material Adverse Effect.





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